EXHIBIT 10.31

AMENDED AND RESTATED RECOURSE LIABILITY AGREEMENT
This AMENDED AND RESTATED RECOURSE LIABILITY AGREEMENT is made as of November 7, 2014 among ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited partnership (“Sponsor”), CHH CAPITAL HOTEL PARTNERS, LP, a Delaware limited partnership (“Capital Borrower”) and CHH TORREY PINES HOTEL PARTNERS, LP, a Delaware limited partnership (together with Capital Borrower, individually and collectively, “Borrower”; Borrower and Sponsor, individually and collectively, “Recourse Liability Party”), and AAREAL CAPITAL CORPORATION, a Delaware corporation, as agent (in such capacity, “Agent”) for Lenders as more particularly set forth in the Loan Agreement (as hereinafter defined). All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.
W I T N E S S E T H:
WHEREAS, Ashford Hospitality Limited Partnership, a Delaware limited partnership (“Former Sponsor”), and Borrower executed and delivered that certain Recourse Liability Agreement to and for the benefit of Aareal Bank AG (as predecessor to Agent), dated as of August 8, 2008, (the “Original Agreement”), which was given in connection with a loan in the original principal sum of up to $160,000,000 (the “Original Loan”) to Borrower pursuant to that certain Loan Agreement, dated as of August 8, 2008, by and among Borrower, CHH Capital Tenant Corp., CHH Torrey Pines Tenant Corp., Aareal Bank AG (as predecessor to Agent), as agent, and the Lenders party thereto (the “Original Loan Agreement”);
WHEREAS, the Original Loan Agreement was amended by that certain Amended and Restated Loan Agreement, dated as of February 26, 2013, by and among Borrower, CHH Capital Tenant Corp., CHH Torrey Pines Tenant Corp., Agent and the Lenders party thereto, (the “A&R Loan Agreement”), and the Original Loan, as amended and increased to $199,875,000 of which $195,700,646.72 remains outstanding as of the date hereof (the “Existing Loan”) was evidenced by that certain Amended and Restated Promissory Note dated as of February 26, 2013 in the original principal amount of One Hundred Ninety-Nine Million Eight Hundred Seventy-Five Thousand and No/100 Dollars ($199,875,000) as replaced, amended and restated by that certain (i) Substitute Promissory Note made as of August 20, 2013 in favor of Aareal Bank AG, a German banking corporation, in the principal amount of Sixty Five Million and No/100 Dollars ($65,000,000), (ii) Substitute Promissory Note made as of August 20, 2013 in favor of Aareal Capital Corporation, a Delaware corporation, in the principal amount of Eighty-One Million Two Hundred Sixty Thousand Nine Hundred Fifty and No/100 Dollars ($81,260,950), and (iii) Substitute Promissory Note made as of August 20, 2013 in favor of Westdeutsche ImmobilienBank AG, a German banking corporation, in the principal amount of Fifty-Two Million Six Hundred Nine Thousand One Hundred Sixty-Eight and 24/100 Dollars ($52,609,168.24) (as so amended, restated, replaced, substituted supplemented or otherwise modified, collectively, the “Existing Notes);
WHEREAS, in connection with the execution and delivery of the A&R Loan Agreement, the Original Agreement was amended and restated by that certain Amended and Restated Recourse

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Liability Agreement, dated as of February 26, 2013 (the “A&R Agreement”), by Former Sponsor and Borrower to and for the benefit of Agent;
WHEREAS, the A&R Loan Agreement was subsequently amended by that certain First Amendment to the Loan Agreement dated November 19, 2013 (the A&R Loan Agreement, as so amended, restated, replaced, supplemented or otherwise modified, the “Existing Loan Agreement”), and concurrently therewith, (i) the A&R Agreement was amended pursuant to that certain Amendment and Ratification of Recourse Liability Agreement and Environmental Indemnity Agreement, dated as of November 19, 2013 (the “Amendment and Ratification;” the A&R Agreement, as amended by the Amendment and Ratification, called the “Existing A&R Agreement”), among Former Sponsor, Ashford Hospitality Trust Inc., Borrower and Agent, to, among other things, release Former Sponsor from liability under the A&R Agreement with respect to events, acts or omissions occurring from and after the date of the Amendment and Ratification, and (ii) Sponsor and Borrower executed and delivered that certain supplemental Recourse Liability Agreement (“Existing Agreement”), dated as of November 19, 2013, to, among other things, obligate Sponsor with respect to events, acts or omissions first accruing from and after the Amendment and Ratification pursuant to the terms of the Existing Agreement;
WHEREAS, Borrower has requested, and Agent and Lenders have agreed, to amend, restate and consolidate the terms and provisions of the Existing Loan Agreement and the other Loan Documents (as such term is defined in the Existing Loan Agreement) in their entirety pursuant to the terms and conditions set forth in that certain Second Amended and Restated Loan Agreement of even date herewith by and among Borrower, CHH Capital Tenant Corp., CHH Torrey Pines Tenant Corp., Agent and Lenders (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and increase the principal amount of the Existing Loan to $198,000,000 (the Existing Loan, as so modified and increased, the “Loan”), which Loan is evidenced by (a) that certain Second Amended and Restated Promissory Note A in the original principal amount of $82,265,215.47, (b) that certain Second Amended and Restated Promissory Note B in the original principal amount of $63,964,069.38 and (c) that certain Second Amended and Restated Promissory Note C in the original principal amount of $51,770,715.15 (collectively the “Notes”) dated as of the date hereof in said principal amount made by Borrower, which Notes amend, restate and replace the respective Existing Notes in their entirety and secured by, among other things, that certain Second Amended and Restated Leasehold Deed of Trust, Security Agreement, Financing Statement, Fixture Filing, and Assignment of Rents dated as of the date hereof by CHH Torrey Pines Hotel Partners, LP in favor of Agent and that certain Second Amended and Restated Deed of Trust, Security Agreement, Financing Statement, Fixture Filing, and Assignment of Rents dated as of the date hereof by CHH Capital Hotel Partners, LP in favor of Agent (collectively, the “Mortgage”) encumbering, inter alia, certain real property and improvements located in LaJolla, California and Washington, D.C. (individually and collectively, the “Property”, as such defined term is more particularly described in the Loan Agreement);
WHEREAS, Sponsor is an Affiliate of Borrower and will obtain substantial benefits from Lenders making, and Agent administering, the Loan; and

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WHEREAS, to induce Lenders to make, and Agent to administer, the Loan, Former Sponsor has agreed to execute a Ratification of Recourse Liability Agreement and Environmental Indemnity Agreement to reaffirm its obligations under the Existing A&R Agreement, and Recourse Liability Party has agreed to execute and deliver this agreement to amend and restate the Existing Agreement in its entirety to inter alia indemnify and compensate Agent and Lenders for Recourse Liability Events with respect to any events, acts or omissions first accruing from and after the Amendment and Ratification as hereinafter set forth (this “Agreement”).
NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by all parties, the parties hereto agree, and the Existing Agreement is hereby amended and restated in its entirety pursuant to this Agreement, as follows:
Section 1.Recourse Liability Events. Recourse Liability Party hereby irrevocably, unconditionally, absolutely, jointly and severally agrees to indemnify and hold harmless Agent and Lenders from and against any and all loss, cost, damage, liability or expense, including attorney’s fees and disbursements, suffered or incurred by Agent or Lenders by reason of the occurrence of any of the Recourse Liability Events first arising from and after November 19, 2013.
Section 2.    Full Recourse Events. In the event of the occurrence of any Full Recourse Event, Recourse Liability Party hereby irrevocably, unconditionally, absolutely, jointly and severally agrees to assume and be responsible for the prompt and complete observance, fulfillment and performance of all of the Obligations of Borrower under the Loan Documents, including the making of all payments of all principal, Interest, Additional Interest and other sums evidenced by the Note. Such assumption and responsibility shall occur automatically upon the occurrence of any Full Recourse Event without further action on the part of any Person.
Section 3.    Termination. The obligations of Recourse Liability Party under this Agreement shall terminate upon the actual and irrevocable receipt by Agent of payment in full of all of the Obligations.
Section 4.    Application of Amounts Realized. In the event Agent has caused a foreclosure sale or has otherwise caused a transfer of the Property, Agent shall not be required to apply any net proceeds of any such sale on account of any sums which are the subject of any obligation of Recourse Liability Party pursuant to this Agreement unless such net proceeds shall be in excess of the amount which would satisfy in full all of the Obligations (other than obligations of Recourse Liability Party arising pursuant to this Agreement), in which case Agent shall apply such excess, if any, on account of any sums which are the obligation of Recourse Liability Party pursuant to this Agreement.
Section 5.    Default Rate. Any amount payable by Recourse Liability Party pursuant to Sections 1 and 2 hereof, that is not paid by Recourse Liability Party within five (5) Business Days after demand therefor from Agent shall bear interest from the date of such demand at the Default Rate.

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Section 6.    Representations and Warranties. Sponsor represents and warrants to Agent and Lenders (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Agreement) that:
(a)    Sponsor is a corporation, partnership, limited liability company or other entity (as recited in the preamble to this Recourse Liability Agreement) duly formed, validly existing and in good standing pursuant to the laws of its state of formation (which state of formation is as recited in the preamble to this Recourse Liability Agreement), and is qualified to do business in each other jurisdiction where such qualification is necessary to carry out its business.
(b)    Sponsor has the power and requisite authority and is duly authorized to execute and deliver this Agreement and perform its obligations under this Agreement and the other Loan Documents to which it is a party.
(c)    This Agreement constitutes the legal, valid and binding obligation of each Sponsor, enforceable against each Sponsor in accordance with its terms.
(d)    Neither the execution and delivery of this Agreement, nor consummation of any of the transactions herein contemplated nor compliance with the terms and provisions hereof, will (i) to the actual knowledge of Sponsor, contravene any provision of law, statute, rule or regulation to which Sponsor is subject or any judgment, decree, license, order or permit applicable to Sponsor, or (ii) materially conflict or be inconsistent with, or result in any material breach of any of the terms of the covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of a Lien (except liens in favor of Agent or Lenders) upon any of the property or assets of Sponsor pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Sponsor is a party or, to the actual knowledge of Sponsor, by which Sponsor may be bound, or to which Sponsor may be subject, or (iii) violate any provision of any organizational document of Sponsor.
(e)    All consents, approvals, authorizations or orders of any Person, court or Governmental Authority or any third party that are required in connection with the execution and delivery by any Sponsor of this Agreement or to consummate the transactions contemplated hereby have been obtained and are in full force and effect. To the actual knowledge of Sponsor, Sponsor is not in default with respect to any law, statute, rule, regulation, judgment, license, permit, order, writ injunction or decree of any court or Governmental Authority applicable to Sponsor.
(f)    There are no actions, suits or proceedings at law or at equity, pending or, to Sponsor’s actual knowledge, threatened against or affecting any Sponsor which involve or might involve the validity or enforceability of this Agreement or which might materially adversely affect the financial condition of any Sponsor or the ability of any Sponsor to perform any of its respective obligations under this Agreement.
(g)    All statements of financial condition and related schedules and all certificates, statements, documents or other information of or relating to any Sponsor heretofore delivered to Agent or its agents or counsel (i)  are true, correct and complete in all material respects, (ii) do not contain any misleading information or any untrue statements of a material fact, (iii) do not omit to

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state a material fact and (iv) fairly present the financial condition of the subjects thereof as of the respective dates thereof in all material respects. No material adverse change has occurred in the financial conditions reflected in the most recent of the aforesaid statements of financial condition and related schedules since the respective dates thereof. No representation or warranty made by any Sponsor in this Agreement or any other Loan Document contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.
Section 7.    Liability Not Limited. Except as expressly set forth herein, Recourse Liability Party’s liability hereunder shall not be subject to, limited by or affected in any way by any nonrecourse provisions or provisions limiting liability contained in the Loan Agreement, the Note, the Mortgage or any other Loan Document. Recourse Liability Party agrees that the indemnities made in Sections 1 and 2 hereof and given in this Agreement are separate and distinct from, independent of and in addition to Borrower’s undertakings under the Note, the Mortgage and the other Loan Documents. Recourse Liability Party agrees that a separate action may be brought to enforce the provisions of this Agreement which shall in no way be deemed to be an action on the Note, the Loan Agreement or any other Loan Document. Recourse Liability Party hereby waives the defenses of laches and any applicable statute of limitations.
Section 8.    Unconditional Character of Obligations.
(a)    Obligations. The obligations of Recourse Liability Party hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the Note, the Loan Agreement, the Mortgage or the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower, Recourse Liability Party or any other Person under any Loan Document, or any setoff, counterclaim, recoupment, limitation or termination, and irrespective of any other circumstances which might otherwise limit recourse against Recourse Liability Party by Agent or constitute a legal or equitable discharge or defense of a guarantor or surety. Agent may enforce the obligations of Recourse Liability Party hereunder by a proceeding at law, in equity or otherwise, independent of any foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, and either before or after an action against the Collateral or any part thereof, Borrower or any other Person. Recourse Liability Party waives diligence, filing of claims with any court, any proceeding to enforce any provision of the Note, the Loan Agreement, the Mortgage or any other Loan Documents against Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person (or, if Recourse Liability Party consists of more than one Person, to proceed against the Persons constituting Recourse Liability Party in any particular order), or to exhaust any security (including the Collateral) for the performance of the obligations of Borrower or any other Person, or to cause a marshalling of Borrower’s assets, and any protest, presentment, notice of default or other notice or demand whatsoever.
(b)    Agreement and Collateral. Without limiting the generality of the provisions of Section 8(a) hereof and except as otherwise limited by applicable law, the obligations of Recourse

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Liability Party under this Agreement, and the rights of Agent to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:
(i)    any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, Recourse Liability Party or any other Person or the Collateral or any part thereof, including any automatic stay granted pursuant to any provision of a bankruptcy or similar law;
(ii)    any failure by Agent, any Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan Agreement, or any other Loan Documents or any document or instrument relating thereto;
(iii)    the sale, transfer or conveyance of the Collateral or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Collateral or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or the Collateral or any part thereof;
(iv)    the conveyance to Agent, any Lender, any Affiliate of Agent or any Lender or Agent’s or any Lender’s nominee of the Collateral or any interest therein by a deed in lieu of foreclosure;
(v)    the release of Borrower, another Recourse Liability Party or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise;
(vi)    the release in whole or in part of the Collateral;
(vii)    any failure by Agent to record, register or file the Mortgage, any UCC financing statements or other security document or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Obligations;
(viii)    any recovery from Recourse Liability Party or any other obligor of any of the Obligations, which recovery is obtained under this Agreement or any other guaranty or indemnity executed in connection with the Loan; or
(ix)    any accuracy or inaccuracy of any representations or warranties made by Borrower, Recourse Liability Party or any other Person in any of the Loan Documents.
(c)    Waiver. Recourse Liability Party hereby expressly and irrevocably waives all defenses in an action brought by Agent to enforce this Agreement based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.
(d)    Agent’s and Lenders’ Ability to Act. Agent and Lenders may deal with Borrower, Affiliates of Borrower and the Collateral in the same manner and as freely as if this Agreement did

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not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Agent, at any time and from time to time, without terminating, affecting or impairing the validity of this Agreement or the obligations of Recourse Liability Party hereunder.
(e)    Changes to Loan Documents and Other Documents. No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Note, the Loan Agreement, the Mortgage or the other Loan Documents shall in any way alter, impair or affect any of the obligations of Recourse Liability Party hereunder.
(f)    Agent’s Remedies. Agent may proceed to protect and enforce any or all of its rights under this Agreement by suit in equity or action at law against Recourse Liability Party, whether for the specific performance of any covenants or agreements contained in this Agreement or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Recourse Liability Party. All rights, remedies, powers and privileges conferred by the other Loan Documents are cumulative of all other rights, remedies, powers and privileges herein or by law or in equity provided, or provided in any other Loan Document, and shall not be deemed to deprive Agent of any such other legal or equitable rights, remedies, powers and privileges to enforce the conditions, covenants and terms of this Agreement or the other Loan Documents by judicial proceedings or otherwise, and the employment of any rights, remedies, powers and privileges hereunder or otherwise, shall not prevent the concurrent or subsequent employment of any other appropriate rights, remedies, powers and privileges.
(g)    Actions. At the option of Agent, Recourse Liability Party may be joined in any action or proceeding commenced by Agent against Borrower in connection with or based upon the Note, the Loan Agreement, the Mortgage or any other Loan Documents and recovery may be had against Recourse Liability Party in such action or proceeding or in any independent action or proceeding against Recourse Liability Party to the extent of Recourse Liability Party’s liability hereunder, without any requirement that Agent first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person. Any demand by Agent for payments, or performance of the obligations under, this Agreement upon Recourse Liability Party shall not be and shall not be construed to be a release or waiver by Agent of any other obligor with respect to such payment or obligation.
(h)    Continuance or Reinstatement of Agreement. Notwithstanding anything to the contrary contained in this Agreement, Recourse Liability Party agrees that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Recourse Liability Party to Agent or any Lender and such payment is rescinded or must otherwise be returned by Agent or such Lender upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Recourse Liability Party, all as though such

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payment had not been made. Agent may, but shall not be required to, litigate or otherwise dispute such rescission or its obligation to make such repayments.
(i)    Payments to Recourse Liability Party; Subrogation. In the event that Recourse Liability Party shall advance or become obligated to pay any sums under this Agreement, or in the event that for any reason whatsoever Borrower or any subsequent owner of the Collateral or any part thereof is now, or shall hereafter become, indebted to Recourse Liability Party, Recourse Liability Party agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all Obligations, including principal and interest and other amounts, at any time owed to Agent and/or Lenders under the Loan Documents, and (ii) Recourse Liability Party shall not be entitled to enforce or receive payment thereof until the actual and irrevocable receipt by Agent of payment in full of all Obligations. Nothing herein contained is intended or shall be construed to give Recourse Liability Party any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Agent or any Lender in or to the Collateral, notwithstanding any payments made by Recourse Liability Party under this Agreement, all such rights of subrogation and participation, if any, being hereby expressly postponed until the actual and irrevocable receipt by Agent of payment in full of all Obligations. If any amount shall be paid to Recourse Liability Party by reason of the payment of sums by Recourse Liability Party under this Agreement at any time when any such sums due and owing to Agent and/or Lenders shall not have been fully paid, such amount shall be paid by Recourse Liability Party to Agent for credit and application against such sums due and owing to Agent and/or Lenders.
(j)    Effect of Foreclosure, Exercise of Remedies. Recourse Liability Party’s obligations hereunder shall continue notwithstanding a foreclosure, deed in lieu of foreclosure or similar proceeding or transaction involving the Mortgaged Property or any part thereof or other exercise by Agent of the other remedies under the Loan Documents, at law or in equity.
Section 9.        Additional Covenants. Sponsor shall not make (or permit to be made) any transfer with respect to (i) any direct or indirect ownership interest of Sponsor in any Borrower Party or Borrower Party Partner except, in each case, for a Permitted Transfer in accordance with the Loan Agreement. Any breach of the covenant contained in this Section 9 shall constitute an immediate Event of Default hereunder and under the Loan Agreement.
Section 10.        Rights of Agent. Unless expressly provided to the contrary in any particular instance, with respect to any and all rights of Agent to (a) give or withhold any consent, approval or other authorization requested by Recourse Liability Party with respect to this Agreement, (b) make any election or exercise any option granted herein, (c) make any decision, judgment or determination with respect hereto, (d) modify or amend this Agreement or waive any obligation of Recourse Liability Party hereunder or grant any extension of time for performance of the same or (e) take or omit to take any other action of any kind whatsoever, Agent shall, to the maximum extent permitted by law, have the right, and Recourse Liability Party expressly acknowledges Agent’s right, in each instance, to make or give the same or take such action or to omit to take such action, as the case may be, in its sole and absolute discretion.

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Section 11.        Further Assurances. Recourse Liability Party shall, within five (5) Business Days after written request, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, additional agreements, undertakings or other assurances, and take all such other action, as Agent may, from time to time, deem reasonably necessary in order to give effect to the rights and benefits conferred on Agent and Lenders pursuant to this Agreement.
Section 12.        Amendment, Waivers, Consents and Approvals. No failure or delay of Agent in exercising any power or right hereunder or to demand payment for any sums due pursuant to this Agreement or any other Loan Document, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or in any of the other Loan Documents or consent to any departure by any Recourse Liability Party or any other Person therefrom shall in any event be effective unless signed in writing by Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Consents, approvals and waivers granted by Agent for any matters covered under this Agreement or any Loan Document shall not be effective unless signed in writing by Agent, and such consents, approvals and waivers shall be narrowly construed to cover only the parties and facts identified in any such consent, approval or waiver. No notice or demand on any Recourse Liability Party or any other Person in any case shall entitle such Recourse Liability Party or such Person to any other or further notice or demand in similar or other circumstances. Unless expressly provided to the contrary, any consents, approvals or waivers of Agent or Lenders pursuant to this Agreement or any other Loan Documents shall be granted or withheld in Agent’s or Lenders’ sole discretion, as the case may be. No amendment, modification or termination of any provision of this Agreement shall be effective unless in writing and signed by Recourse Liability Party and Agent.
Section 13.        Binding Effect. This Agreement shall be binding upon Recourse Liability Party and its heirs, legatees, personal representatives, successors and assigns, and shall inure to the benefit of and shall be enforceable by Agent, Lenders and their respective successors and assigns.
Section 14.        Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, and all of which when taken together shall be one and the same Agreement.
Section 15.        Notices. Any notice, demand, request, consent, approval or other communication, which any party hereto may be required or may desire to give hereunder, shall be made in accordance with Section 10.1 of the Loan Agreement to the party to whom notice is being given, in any of the foregoing cases, at the address set forth below:

Agent:	Aareal Capital Corporation
250 Park Avenue, Suite 820
New York, New York 10177
Attention: Linda Burg

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Telephone: 646-205-4513
Facsimile: 917-322-0290
with a copy similarly delivered to:
Aareal Capital Corporation
250 Park Avenue, Suite 820
New York, New York 10177
Attention: Alan L. Griffin, Esq.
Telephone: 646-465-8619
Facsimile: 917-322-0285

with a copy to:
Kaye Scholer LLP
250 West 55th Street
New York, New York 10019
Attention: Warren J. Bernstein, Esq.
Telephone: 212-836-8000
Facsimile: 212-836-8689

Recourse Liability Party:	Ashford Hospitality Prime Limited Partnership 14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 Attention: David A. Brooks Telephone: 972-778-9207 Facsimile: 972-490-9605
and to:
CHH Capital Hotel Partners, LP
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attention: David A. Brooks
Telephone: 972-778-9207
Facsimile: 972-490-9605
and to:

CHH Torrey Pines Hotel Partners, LP
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attention: David A. Brooks
Telephone: 972-778-9207
Facsimile: 972-490-9605

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with a copy to:

Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201-4605
Attention: Brigitte G. Kimichik, Esq.
Telephone: 214-659-4441
Facsimile: 214-659-4777
Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section 15. All such notices, certificates, demands, requests, approvals, waivers and other communications given pursuant to this Section 15 shall be effective when received or refused at the address specified as aforesaid.
Notwithstanding any provision contained herein or in any of the other Loan Documents to the contrary, in the event that Agent shall fail to give any notice to Recourse Liability Party under this Agreement, the sole and exclusive remedy for such failure shall be to seek appropriate equitable relief to enforce this Agreement to give such notice and to have any action of Recourse Liability Party postponed or revoked and any proceedings in connection therewith delayed or terminated pending the giving of such notice by Agent, and Recourse Liability Party shall not have any right to damages (whether actual or consequential) or any other type of relief against Agent not specifically provided for herein, all of which damages or other relief are hereby expressly waived. The foregoing is not intended and shall not be deemed under any circumstances to require Agent to give notice of any type or nature to Recourse Liability Party except as expressly required hereby.
Section 16.        Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect in a particular jurisdiction or as to particular Persons or circumstances, the validity, legality and enforceability of the remaining provisions contained herein (or the effectiveness of the invalid, illegal or unenforceable provision in a different jurisdiction or as to different Persons or circumstances) shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 17.        Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.
Section 18.        Governing Law; Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the substantive and procedural laws of the State of New York. Recourse Liability Party irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement, the Note or the other Loan Documents may be brought in (i) the courts of the United States of America located in the Southern District of New York or the District where the Property is located or (ii) in the state courts of the State and County of New York or the state courts of the State and County where the Property is located, (b) consents to the jurisdiction of each such

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court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each Recourse Liability Party irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to such Recourse Liability Party at its address provided in Section 15 hereof, as the same may be changed pursuant to Section 15 hereof. Nothing in this Section 18, however, shall affect the right of Agent to serve legal process in any other manner permitted by law or affect the right of Agent to bring any suit, action or proceeding against Recourse Liability Party or its property in the courts of any other jurisdiction. EACH RECOURSE LIABILITY PARTY HEREBY WAIVES, AND AGENT, BY ACCEPTANCE OF THIS AGREEMENT HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.
Section 19.        Definitional Provisions. For purposes of this Agreement, (a) defined terms used in the singular shall import the plural and vice-versa; (b) the words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) the words “include” and “including” wherever used in this Agreement shall be deemed to be followed by the words “without limitation” and (d) all of the agreements or instruments referred to in this Agreement shall mean such agreements or instruments as the same may, from time to time, be modified, supplemented or amended, or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms and conditions thereof and of this Agreement and the other Loan Documents.
Section 20.        No Other Party Beneficiary. This Agreement is for the sole benefit of Agent, Lenders and their successors and assigns, and is not for the benefit of any other party. Nothing contained in this Agreement shall be deemed to confer upon anyone other than Agent, Lenders and their successors and assigns any right to insist upon or to enforce the performance or observance of any of the obligations contained herein.
Section 21.        Joint and Several Obligations. The obligations of Recourse Liability Party under this Agreement shall be joint and several.
Section 22.        Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter contained in this Agreement.
Section 23.          Special State Provisions.
(a)    To the extent California law applies, nothing herein shall be deemed to limit the right of Agent and/or Lenders to recover in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any costs, expenses, liabilities or damages, including reasonable attorneys’ fees and costs, incurred by Agent and/or Lenders and arising from any covenant, obligation, liability, representation or warranty contained in any indemnity agreement given to Agent and/or Lenders, or any order, consent decree or settlement

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relating to the cleanup of Hazardous Substances or any other “environmental provision” (as defined in such Section 736) relating to the Property or any portion thereof or the right of Agent and/or Lenders to waive, in accordance with the California Code of Civil Procedure Section 726.5 (as such Section may be amended from time to time), the security of the Mortgages as to any parcel of the Mortgaged Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section 726.5), and as to any personal property attached to such parcel, and thereafter to exercise against Borrower, to the extent permitted by such Section 726.5, the rights and remedies of any unsecured creditor, including reduction of Agent and/or Lender’s claim against Borrower to judgment, and any other rights and remedies permitted by law.
(b)    To the extent California law applies, each Recourse Liability Party hereby waives all rights and defenses arising out of an election of remedies by Agent and/or Lenders even though that election of remedies, such as a nonjudicial foreclosure with respect to security for guaranteed obligations, has destroyed such Recourse Liability Party’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Specifically, and without in any way limiting the foregoing, each Recourse Liability Party hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any right of recourse to or with respect to Borrower or the assets or property of Borrower or to any collateral for the Loan. In connection with the foregoing, each Recourse Liability Party expressly waives any and all rights of subrogation against Borrower, and such Recourse Liability Party hereby waives any rights to enforce any remedy which Agent and/or Lenders may have against Borrower and any right to participate in any collateral for the Loan. Each Recourse Liability Party recognizes that, pursuant to Section 580d of the California Code of Civil Procedure, Agent and/or Lenders’ realization through nonjudicial foreclosure upon any real property constituting security for Borrower’s obligations under the Loan Documents could terminate any right of Agent and/or Lenders’ to recover a deficiency judgment against Borrower, thereby terminating subrogation rights which such parties otherwise might have against Borrower. In the absence of an adequate waiver, such a termination of subrogation rights could create a defense to enforcement of this Agreement against such parties. Each Recourse Liability Party hereby unconditionally and irrevocably waives any such defense. In addition to and without in any way limiting the foregoing, each Recourse Liability Party hereby subordinates any and all indebtedness of Borrower now or hereafter owed to such Recourse Liability Party to all the indebtedness of Borrower to Lenders and agrees with Agent and Lenders that until such time as Agent and Lenders may have no further claim against Borrower, such Recourse Liability Party shall not demand or accept any payment of principal or interest from Borrower, claim any offset or other reduction of such Recourse Liability Party’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral for the Loan. Further, no Recourse Liability Party shall have any right of recourse against Agent or Lenders by reason of any action Agent or Lenders may take or omit to take under the provisions of this Agreement or under the provisions of any of the Loan Documents. If any amount shall nevertheless be paid to a Recourse Liability Party by Borrower or another guarantor prior to payment in full of the Obligations, such amount shall be held in trust for the benefit of Agent and Lenders and shall forthwith be paid to Agent to be credited and applied to the Obligations, whether matured or unmatured. The provisions of this paragraph shall survive any satisfaction and discharge of Borrower by virtue of any payment, court order or any applicable law, except payment

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in full of the Obligations. Without limiting the foregoing, each Recourse Liability Party waives (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to such Recourse Liability Party by reason of California Civil Code Sections 2787 to 2855, inclusive; (ii) any rights or defenses such Recourse Liability Party may have with respect to its obligations as a guarantor by reason of any election of remedies by Agent and/or Lenders; and (iii) all rights and defenses that such Recourse Liability Party may have because Borrower’s debt is secured by real property. This means, among other things, that Agent and/or Lenders may collect from each Recourse Liability Party without first foreclosing on any real or personal property collateral pledged by Borrower, and that if Agent or Lenders foreclose on any real property collateral pledged by Borrower (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Agent and Lenders may collect from such Recourse Liability Party even if Agent or Lenders, by foreclosing on the real property collateral, have destroyed any rights such Recourse Liability Party may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses each Recourse Liability Party may have because Borrower’s debt evidenced by the Note is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.
Section 24.    Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement, Recourse Liability Party’s liability under this Agreement shall be limited as may expressly be set forth in the Loan Agreement, including, without limitation, Section 10.14(c) of the Loan Agreement.
Section 24.
[Signatures follow]

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IN WITNESS WHEREOF, Recourse Liability Party has executed this instrument the day and year first above written.
BORROWER:

CHH CAPITAL HOTEL PARTNERS, LP, a Delaware limited partnership

By:	CHH Torrey Pines Hotel GP, LLC, a Delaware limited liability company, its general partner
By: /s/ David A. Brooks
David A. Brooks, Vice President
CHH TORREY PINES HOTEL PARTNERS, LP, a Delaware limited partnership

By:	CHH Capital Hotel GP, LLC, a Delaware limited liability company, its general partner
By: /s/ David A. Brooks
David A. Brooks, Vice President
ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited partnership
By: Ashford Prime OP General Partner LLC

By:	/s/ David A. Brooks Name: David A. Brooks Title:Vice President

61047437.DOC

Agent is executing this Agreement to confirm Agent’s agreement to the amendment and restatement of the Existing Agreement as evidenced by this Agreement.
AAREAL CAPITAL CORPORATION, as Agent
By: /s/ David C. Lee
Name: David C. Lee
Title: Director
By: /s/ Alan L. Griffin
Name: Alan, L. Griffin
Title: General Counsel

61047437.DOC